WHX CORPORATION
                        1997 DIRECTORS STOCK OPTION PLAN


                                    ARTICLE I

                                     PURPOSE

                  The purpose of the WHX Corporation 1997 Directors Stock Option Plan (the "Plan") is to secure for WHX Corporation and its stockholders the benefits arising from stock ownership by its directors. The Plan will provide a means whereby such directors may purchase shares of the common stock, $.01 par value, of WHX Corporation pursuant to options granted in accordance with the Plan.

                                   ARTICLE II

                                   DEFINITIONS

                  The following capitalized terms used in the Plan shall have the respective meanings set forth in this Article:

                  2.1  "Board"   shall  mean  the  Board  of  Directors  of  WHX
Corporation.

                  2.2 "Chairman" shall mean the duly appointed Chairman of any standing Committee of the Board.

                  2.3 "Committee" shall mean a duly appointed standing committee of the Board.

                  2.4      "Company" shall mean WHX Corporation.

                  2.5 "Director" shall mean any person who is a member of the Board of Directors of the Company.

                  2.6 "Eligible Person" shall be any Director who is not a full or part-time Employee of the Company, except the Chairman of the Board shall not be an Eligible Person.

                  2.7 "Exercise Price" shall mean the price per Share at which an Option may be exercised.

                  2.8 "Fair Market Value" shall mean the closing sale price of a Share as reported on the New York Stock Exchange Composite Tape on the day preceding the Grant Date or on the preceding such date if no Shares were traded on such Grant Date. If the Shares are not reported on the New York Stock Exchange or


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on another national securities exchange, Fair Market Value shall be deemed to be
the   average  of  the  high  bid  and  asked   prices  of  the  Shares  on  the
over-the-counter market on the Grant Date, or the next preceding date on which the last prices were recorded.

                  2.9 "Grant Date" shall mean the Initial Grant Date or any other date that an Option shall be granted pursuant to the Plan as appropriate.

                  2.10 "Initial Grant Date" shall mean the date of the 1997 Annual Meeting of Stockholders.

                  2.11 "Option" shall mean an Option to purchase Shares granted pursuant to the Plan.

                  2.12 "Option Agreement" shall mean the written agreement described in Article VI herein.

                  2.13 "Permanent Disability" shall mean the condition of an Eligible Person who is unable to participate as a member of the Board by reason of any medically determined physical or mental impairment which can be expected to result in death or which can be expected to last for a continuous period of not less than twelve (12) months.

                  2.14 "Purchase Price" shall be the Exercise Price multiplied by the number of whole Shares with respect to which an Option may be exercised.

                  2.15 "Shares" shall mean shares of common stock $.01 par value of the Company.

                  2.16 "Subsequent Grant Date" shall mean the date of each annual meeting of the stockholders of the Company following the Initial Grant Date, provided that the Eligible Person served as a Director during the period between the Initial Grant Date and Subsequent Grant Date and between Subsequent Grant Dates, as the case may be.


                                   ARTICLE III

                                 ADMINISTRATION

                  3.1 GENERAL. This Plan shall be administered by the Board in accordance with the express provisions of this Plan.

                  3.2 POWERS OF THE BOARD. The Board shall have full and complete authority to adopt such rules and regulations and to make all such other determinations not inconsistent with the Plan as may be necessary for the administration of the Plan.


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                                   ARTICLE IV

                             SHARES SUBJECT TO PLAN

                  Subject to adjustment in accordance with Article IX an aggregate of 400,000 Shares is reserved for issuance under this Plan. Shares sold under this Plan may be either authorized, but unissued Shares or reacquired Shares. If an Option, or any portion thereof, shall expire or terminate for any reason without having been exercised in full, the unpurchased Shares covered by such Option shall be available for future grants of Options.

                                    ARTICLE V

                                     GRANTS

                  5.1 INITIAL GRANTS. On the Initial Grant Date, each Eligible Person shall receive the grant of an Option to purchase 25,000 Shares.

                  5.2 SUBSEQUENT GRANTS TO DIRECTORS. On each Subsequent Grant Date, each Eligible Person shall receive the grant of an Option to purchase 5,000 Shares, provided that the grant of Options hereunder to an Eligible Person who is a Director shall not exceed 40,000 Shares.

                  5.3 COMPLIANCE WITH RULE 16B-3. The terms for the grant of Options to an Eligible Person may only be changed if permitted under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and accordingly the formula for the grant of Options may not be changed or otherwise modified more than once in any six month period.

                                   ARTICLE VI

                                 TERMS OF OPTION

                  Each Option shall be evidenced by a written Option Agreement executed by the Company and the Eligible Person which shall specify the Grant Date, the number of Shares subject to the Option, the Exercise Price which shall be the Fair Market Value on the day preceding the Grant Date and shall also include or incorporate by reference the substance of all of the following provisions and such other provisions consistent with this Plan as the Board may determine.

                  6.1 TERM. The term of the Option shall be ten (10) years from the Grant Date of each Option, subject to earlier termination in accordance with Articles VI and X.

                  6.2 RESTRICTION ON EXERCISE. Options shall be exercisable at such time or times and subject to such terms and

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conditions as shall be determined by the Board at grant, provided, however, that except in the case of the Eligible Person's death, Permanent Disability or removal as a Director without cause, or failure to stand for reelection, upon which events the Option will become immediately exercisable, unless a longer vesting period is otherwise determined by the Board at grant; Options shall be exercisable as follows: up to one-third of the aggregate Shares purchasable under an Option shall be exercisable commencing one year after the Grant Date, an additional one-third of the Shares purchasable under an Option shall be exercisable commencing two years after the Grant Date and the balance commencing on the third anniversary from the Grant Date. The Board may waive such installment exercise provision at any time in whole or in part based on performance and/or such other factors as the Board may determine in its sole discretion, provided, however, that no Option shall be exercisable until more than six months have elapsed from the Grant Date.

                  6.3 EXERCISE PRICE. The Exercise Price for each Share subject to an Option shall be the Fair Market Value of the Share as determined in
Section 2.8 herein.

                  6.4 MANNER OF EXERCISE. An Option shall be exercised in accordance with its terms, by delivery of a written notice of exercise to the Company and payment of the full purchase price of the Shares being purchased. An Eligible Person may exercise an Option with respect to all or less than all of the Shares for which the Option may then be exercised, but an Eligible Person must exercise the Option in full Shares.

                  6.5 PAYMENT. The Purchase Price of Shares purchased pursuant to an Option or portion thereof, may be paid:

                           (a) in United  States  Dollars,  in cash or by check,
bank draft or money order payable to the Company;

                           (b)  by  delivery  of  Shares  already  owned  by  an
Eligible Person with an aggregate Fair Market Value on the date of exercise equal to the Purchase Price, subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934;

                           (c)      through the written election of the Eligible
Person to have Shares withheld by the Company from the Shares otherwise to be received with such withheld Shares having an aggregate Fair Market Value on the date of exercise equal to the Purchase Price.

                  6.6 TRANSFERABILITY. No Option shall be transferable otherwise than by will or the laws of descent and distribution; PROVIDED HOWEVER, that to the extent the option agreement

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provisions do not  disqualify  such option for exemption  under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, Options may be transferable during an Optionee's lifetime to immediate family members of an Optionee, partnerships in which the only partners are members of the Optionee's immediate family, and trusts established solely for the benefit of such immediate family members. An Option shall be exercisable during the Eligible Person's lifetime only by the Eligible Person, his guardian, legal representative or permitted transferee.

                  6.7 TERMINATION OF SERVICE. If an Eligible Person's service as a Director terminates for any reason, an Option held on the date of termination may be exercised in whole or in part at any time within one (1) year after the date of such termination (but in no event after the term of the Option expires) and shall thereafter terminate.

                                   ARTICLE VII

                        GOVERNMENT AND OTHER REGULATIONS

                  7.1 DELIVERY OF SHARES. The obligation of the Company to issue or transfer and deliver Shares for exercised Options under the Plan shall be subject to all applicable laws, regulations, rules, orders and approvals which shall then be in effect.

                  7.2 HOLDING OF STOCK AFTER EXERCISE OF OPTION. The Option Agreement shall provide that the Eligible Person, by accepting such Option, represents and agrees, for the Eligible Person and his permitted transferees hereunder that none of the Shares purchased upon exercise of the Option shall be acquired with a view to any sale, transfer or distribution of the Shares in violation of the Securities Act of 1933, as amended (the "Act") and the person exercising an Option shall furnish evidence satisfactory to that Company to that effect, including an indemnification of the Company in the event of any violation of the Act by such person. Notwithstanding the foregoing, the Company in its sole discretion may register under the Act the Shares issuable upon exercise of the Options under the Plan.

                                  ARTICLE VIII

                                WITHHOLDING TAX

                  The Company may in its discretion, require an Eligible Person to pay to the Company, at the time of exercise of an Option an amount that the Company deems necessary to satisfy its obligations to withhold federal, state or local income or other taxes (which for purposes of this Article includes an Eligible Person's FICA obligation) incurred by reason of such exercise. When the exercise of an Option does not give rise to the

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obligation to withhold federal income taxes on the date of exercise, the Company may, in its discretion, require an Eligible Person to place Shares purchased under the Option in escrow for the benefit of the Company until such time as federal income tax withholding is required on amounts included in the Eligible Person's gross income as a result of the exercise of an Option. At such time, the Company, in its discretion, may require an Eligible Person to pay to the Company an amount that the Company deems necessary to satisfy its obligation to withhold federal, state or local taxes incurred by reason of the exercise of the Option, in which case the Shares will be released from escrow upon such payment by an Eligible Person.


                                   ARTICLE IX

                                   ADJUSTMENTS

                  9.1 PROPORTIONATE ADJUSTMENTS. If the outstanding Shares are increased, decreased, changed into or exchanged into a different number or kind of Shares or securities of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, an appropriate and proportionate adjustment shall be made to the maximum number and kind of Shares as to which Options may be granted under this Plan. A corresponding adjustment changing the number or kind of Shares allocated to unexercised Options or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in the outstanding Options shall be made without change in the Purchase Price applicable to the unexercised portion of the Option with a corresponding adjustment in the Exercise Price of the Shares covered by the Option. Notwithstanding the foregoing, there shall be no adjustment for the issuance of Shares on conversion of notes, preferred stock or exercise of warrants or Shares issued by the Board for such consideration as the Board deems appropriate.

                  9.2 DISSOLUTION OR LIQUIDATION. Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the property or more than 80% of the then outstanding Shares of the Company to another corporation, the Company shall give to each Eligible Person at the time of adoption of the plan for liquidation, dissolution, merger or sale either (1) a reasonable time thereafter within which to exercise the Option prior to the effective date of such liquidation or dissolution, merger or sale, or (2) the right to exercise the Option as to an equivalent number of Shares of stock of the corporation succeeding the Company or acquiring its

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business by reason of such liquidation,  dissolution,  merger,  consolidation or reorganization.

                                    ARTICLE X

                        AMENDMENT OR TERMINATION OF PLAN

                  10.1 AMENDMENTS. The Board may at any time amend or revise the terms of the Plan, provided no such amendment or revision shall, unless appropriate stockholder approval of such amendment or revision is obtained:

                           (a) increase  the maximum  number of Shares which may
be sold pursuant to Options granted under the Plan, except as permitted under the provisions of Article IX;

                           (b) change the  minimum  Exercise  Price set forth in
Article VI;

                           (c) increase the maximum term of Options provided for
in Article VI; or

                           (d) permit the  granting  of Options to any one other
than as provided in Article V.

                  10.2 TERMINATION. The Board at any time may suspend or terminate this Plan. This Plan, unless sooner terminated, shall terminate on the tenth (10th) anniversary of its adoption by the Board. No Option may be granted under this Plan while this Plan is suspended or after it is terminated.

                  10.3 HOLDER OF CONSENT. No amendment, suspension or termination of the Plan shall, without the consent of the holder of Options, alter or impair any rights or obligations under any Option theretofore granted under the Plan.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

                  11.1 PRIVILEGE OF STOCK OWNERSHIP. No Eligible Person entitled to exercise any Option granted under the Plan shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable upon exercise of an Option until certificates representing the Shares shall have been issued and delivered.

                  11.2   PLAN   EXPENSES.   Any   expenses   incurred   in   the
administration of the Plan shall be borne by the Company.


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                  11.3  USE OF  PROCEEDS.  Payments  received  from an  Eligible
Person upon the exercise of Options shall be used for general corporate purposes of the Company.

                  11.4 GOVERNING LAW. The Plan has been adopted under the laws of the State of Delaware. The Plan and all Options which may be granted hereunder and all matters related thereto, shall be governed by and construed and enforceable in accordance with the laws of the State of Delaware as it then exists.

                                   ARTICLE XII

                              STOCKHOLDER APPROVAL

                  This Plan is subject to approval, at a duly held stockholders' meeting within twelve (12) months after the date the Board approves this Plan, by the affirmative vote of holders of a majority of the voting Shares of the Company represented in person or by proxy and entitled to vote at the meeting. Options may be granted, but not exercised, before such stockholder approval. If the shareholders fail to approve the Plan within the required time period, any Options granted under this Plan shall be void, and no additional Options may thereafter be granted.

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